Putnam NY Tax Exempt Income
Fund 030

Because the electronic format for filing Form NSAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

72DD1		Income Distributions

		Class A		59,113
		Class B		4,455
		Class C		200

72DD2		Class M		82



73A1		Class A		0.3890
		Class B		0.3306
		Class C		0.3180

73A2		Class M		0.3626


74U1		Class A		149,186
		Class B		13,481
		Class C		664

74U2		Class M		264


74V1		Class A		8.87
		Class B		8.85
		Class C		8.86

74V2		Class M		8.87